INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of GB&T Bancshares, Inc. on Form S-4 of our report, dated February 1, 2002, appearing in the Annual Report on Form 10-K of GB&T Bancshares, Inc. for the year ended December 31, 2001.  We also consent to the reference to our Firm under the caption "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                                                                            /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
September 9, 2002